As filed with the Securities and Exchange Commission on September 12, 2007

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APPLE INC.

(Exact Name of Registrant as Specified in Its Charter)

California	94-2404110
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1 Infinite Loop
Cupertino, California 95014
(Address, Including Zip Code, of Principal Executive Offices)

Apple Inc. 2003 Employee Stock Plan

Apple Inc. Amended Employee Stock Purchase Plan

(Full Title of the Plan)

Donald J. Rosenberg

Senior Vice President, General Counsel and Secretary
Apple Inc.

1 Infinite Loop

Cupertino, California 95014
(408) 996-1010

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Common Stock, no par value, newly reserved under the 2003 Employee Stock Plan	28,000,000 shares	(1)	$136.00	(2)	$3,808,000,000	(2)	$116,906	(2)
Common Stock, no par value, newly reserved under the Amended Employee Stock Purchase Plan	6,000,000 shares	(1)	$136.00	(2)	$816,000,000	(2)	$25,052	(2)
TOTALS	34,000,000 shares	(1)	$136.00	(2)	$4,624,000,000	(2)	$141,958	(2)

(1)         This Registration Statement covers, in addition to the number of shares of Apple Inc., a California corporation (the “Company” or the “Registrant”), common stock, no par value (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Apple Inc. 2003 Employee Stock Plan, as amended (the “2003 Plan”), and the Apple Inc. Amended Employee Stock Purchase Plan, as amended (the “ESPP” and, together with the 2003 Plan, the “Plans”), as a result of one or more adjustments under the Plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)         Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on September 10, 2007, as quoted on the Nasdaq Global Market.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plans and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.                                                        Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)                                  The Company’s Annual Report on Form 10-K for its fiscal year ended September 30, 2006, filed with the Commission on December 29, 2006 (Commission File No. 000-10030);

(b)                                 The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended June 30, 2007,  March 31, 2007 and December 30, 2006, filed with the Commission on August 8, 2007, May 10, 2007 and February 2, 2007, respectively (each, Commission File No. 000-10030);

(c)                                  The Company’s Current Reports on Form 8-K, filed with the Commission on May 16, 2007, April 24, 2007, February 21, 2007, January 10, 2007, October 27, 2006 and October 4, 2006 (each, Commission File No. 000-10030);

(d)                                 The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on October 30, 1981 (Commission File No. 000-10030), and any other amendment or report filed for the purpose of updating such description; and

(e)                                  The Company’s Registration Statements on Form S-8 relating to the Plans, filed with the Commission on May 23, 2005 (Commission File No. 333-125146), June 24, 2003 (Commission File No. 333-106421), December 24, 2002 (Commission File No. 333-102184), May 18, 2001 (Commission File No. 333-61276), May 15, 2000 (Commission File No. 333-37012), July 31, 1998 (Commission File No. 333-60455), May 21, 1997 (Commission File No. 333-23725), June 16, 1995 (Commission File No. 033-60279), January 19, 1993 (Commission File No. 033-57092), May 29, 1991 (Commission File No. 033-40877), February 8, 1990 (Commission File No. 033-23650) and October 15, 1985 (Commission File No. 033-00866).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.                                                        Interests of Named Experts and Counsel

Not applicable.

Item 8.                                                      Exhibits

See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on September 12, 2007.

APPLE INC.

By:	/s/ PETER OPPENHEIMER
Peter Oppenheimer
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steven P. Jobs, Peter Oppenheimer and Donald J. Rosenberg, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEVEN P. JOBS	Chief Executive Officer and	September 12, 2007
Steven P. Jobs	Director (Principal Executive Officer)

/s/ PETER OPPENHEIMER	Senior Vice President and	September 12, 2007
Peter Oppenheimer	Chief Financial Officer
(Principal Financial and
Accounting Officer)

/s/ WILLIAM V. CAMPBELL	Director	September 12, 2007
William V. Campbell

/s/ MILLARD S. DREXLER	Director	September 12, 2007
Millard S. Drexler

/s/ ALBERT A. GORE, JR.	Director	September 12, 2007
Albert A. Gore, Jr.

/s/ ARTHUR D. LEVINSON, PH.D.	Director	September 12, 2007
Arthur D. Levinson, Ph.D.

/s/ ERIC E. SCHMIDT, PH.D.	Director	September 12, 2007
Eric E. Schmidt, Ph.D.

/s/ JEROME B. YORK	Director	September 12, 2007
Jerome B. York

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1

Apple Inc. 2003 Employee Stock Plan. (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on May 16, 2007 (Commission File No. 000-10030) and incorporated herein by this reference.)

4.2

Apple Inc. Amended Employee Stock Purchase Plan. (Filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Commission on May 16, 2007 (Commission File No. 000-10030) and incorporated herein by this reference.)

5	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of KPMG LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).